Exhibit 10.2

AMENDMENT OF BURLINGTON NORTHERN SANTA FE

SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Burlington Northern Santa Fe Corporation (the “Company”) maintains the Burlington Northern Santa Fe Retirement Plan (the “Plan”) and the Burlington Northern Santa Fe Supplemental Retirement Plan (the “Supplemental Plan”) to provide pension benefits to the salaried employees of the Company and certain of its affiliated companies;

WHEREAS, pursuant to Section 6.1 of the Supplemental Plan, the Company has the right to amend the Supplemental Plan from time to time;

WHEREAS, the Company wishes to amend the Supplemental Plan in light of the passage of the American Jobs Creation Act of 2004;

RESOLVED, that the Supplemental Plan is amended as follows.

9. Section 4.2 shall be amended to read as follows effective January 1, 2005:

4.2 Payment of Plan Benefits to Participants

A Participant’s vested benefits under the Supplemental Plan will be paid to him in the same form, on the same dates and for the same period during which benefits are payable to him under the Retirement Plan, to the extent permitted under Section 409A of the Code. Subject to the last sentence of this subsection 4.2 and notwithstanding any other provision of this Supplemental Plan to the contrary, a Participant may elect, not less than one (1) year prior to a Participant’s retirement date under the Supplemental Plan, subject to the discretion of the Committee, to receive

(i)	a single sum in full satisfaction of any liability of the Supplemental Plan to such Participant calculated in accordance with Article 9.02(g) of the Retirement Plan, or

(ii)	the single sum value of his vested benefits under the Supplemental Plan, calculated in accordance with Article 9.02(g) of the Retirement Plan, payable in monthly installments over a period of five or ten years, beginning on the date that payment commences under the Retirement Plan, with such installment payments computed with reference to the interest discount rate for lump sums set forth in Schedule A of the Retirement Plan.

If a Participant retires less than one year after making such an election, the election shall have no force or effect. If a Participant changes an election, such a change will revoke any previous election if the change is made at least one year prior to the Participant’s retirement date under the Supplemental Plan. Notwithstanding the above provisions of this subsection 4.2 or any other provisions of this Supplemental Plan, it is intended that the Supplemental Plan shall in all respects be operated in accordance with the provisions and principles of the American Jobs Creation Act of 2004.

10. Section 4.6 shall be deleted.

11. A new sentence shall be added at the end of Section 6.1 to read as follows:

Notwithstanding the provisions of the preceding sentence, but subject to the limitations of (a) and (b) therein, the Chief Executive Officer of the Company may adopt administrative and technical amendments of the Plan in order to comply with the American Jobs Creation Act of 2004.

FURTHER RESOLVED, that the Chief Executive Officer of the Company is authorized to make changes to the Plan and participant elections to the extent that the Chief Executive Officer determines such changes to be necessary, advisable, or appropriate to conform the Plan to the requirements of the American Jobs Creation Act of 2004, to assure the efficient administration of the Plan, or to assure that the operation of the Plan is consistent with its purposes.

FURTHER RESOLVED, that the officers of the Company are each hereby authorized and empowered on behalf and in the name of the Company to take all such further actions, to execute all such other agreements, instruments and documents, pay all such taxes, fees and expenses, and to do such other acts and things as such officer or officers, in his, her or their discretion shall deem necessary or expedient for the accomplishment of the purposes of the foregoing resolutions, and any actions already taken for the purposes of accomplishing the foregoing resolutions are hereby ratified and approved.

Burlington Northern Santa Fe Corporation

Meeting of the Board of Directors

December 9, 2004